Exhibit 99.1

REMINDER:

CVSL TO HOLD INVESTOR INFORMATION CALL ON FEBRUARY 18

For Immediate Release

(Dallas, TX, February 17, 2014) —

As announced previously, CVSL Inc. [OTCQB: CVSL] will hold an investor information call tomorrow, Tuesday, February 18 at 4:30 p.m. Eastern Time

The purpose of the call is to provide a general update on the progress of CVSL’s strategy and operations during the past several months.

Questions by investors may be submitted by email in advance of the call to scottp@cvsl.us.com.

The call-in numbers are:

U.S. (TOLL-FREE)     1-877-300-8521

TOLL/INTERNATIONAL    1-412-317-6026

Confirmation # 10040779

Following the call, a recording and transcript will be posted on the CVSL web site: www.cvsl.us.com.

News Media contact:  Russell Mack rmack@cvsl.us.com

Investor relations contact:  scottp@cvsl.us.com